                                                                   EXHIBIT 10.22

                               AMENDMENT NO. 1 TO
                       MATTEL, INC. AMENDED AND RESTATED
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     The Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan is hereby amended as set forth below:

1. Section 2.6 of the Plan is hereby amended and restated, effective as of November 4, 1999, to read in its entirety as follows:

     2.6  Change in Control.
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          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company, including the shares of common stock of the Company issuable upon an exchange of Softkey Exchangeable Shares that are not owned by the Company or any corporation controlled by the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any corporation controlled by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a Person of 20% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company or of Softkey Exchangeable Shares by Softkey which, by reducing the number of shares of common stock of the Company or Softkey Exchangeable Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of a share acquisition by the Company or by Softkey as described above and shall, after such share acquisition by the Company or Softkey, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change of Control or (E) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
     (c) of this Section 2.6; provided, further, however, that for purposes of this subsection (i), any Investing Person (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of any Investment Shares (as such term is defined in the Rights Agreement) and the holder of the Mattel Special Voting Preferred Share (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of such Mattel Special Voting Preferred Share; or

          (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

          (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2. Section 2 of the Plan is hereby amended, effective as of November 4, 1999, by adding new subsections 2.21, 2.23 and 2.24, reading in their entirety as follows:

     2.21.  Rights Agreement.   The Rights Agreement, dated as of February 7,
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     1992, as amended by an amendment dated as of May 13, 1999 and an amendment dated as of November 4, 1999 by and between the Company and BankBoston N.A., a national banking association, formerly, The First National Bank of Boston, and not giving effect to any amendments subsequent to November 4, 1999.

     2.23.  Softkey.  Softkey Software Products Inc., an Ontario corporation.
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     2.24.  Softkey Exchangeable Shares.  The Exchangeable Shares (as such term
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     is defined in the Rights Agreement) in the capital stock of Softkey.

3. Section 2 of the Plan is hereby amended, effective as of November 4, 1999, by renumbering the current subsections 2.21 and 2.22 as 2.22 and 2.25, respectively.

4. Section 5.1 of the Plan is hereby amended and restated, effective as of January 1, 2000, to read in its entirety as follows:

     5.1  Benefit Accrual.  Each employee who becomes a Participant under
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     Section 3.1 and who remains in the employ of the Employer until age 60 and until he becomes vested under Section 5.4 shall be entitled to a monthly benefit beginning at age sixty (60) (or when there is a Termination, if later) and continuing for the Participant's lifetime. Such monthly amount, determined as of the Determination Date (as defined below), shall equal:

          (a) for Participant's credited with at least five (5) years of Service but not more than fifteen (15) years of Service, one-twelfth (1/12th) of (i) times (ii) below, rounded to the nearest dollar, where

                 (i) is twenty-five percent (25%) of the Participant's Final Average Compensation, determined as of the Determination Date, and

                 (ii) is the fraction, not in excess of one (1), equal to the number of Months of Service credited to the Participant as of the Determination Date divided by one hundred eighty (180).

          (b) for Participant's credited with more than fifteen (15) years of Service, one-twelfth (1/12th) of twenty-five percent (25%) of the Participant's Final Average Compensation, determined as of the Determination Date, plus an additional 0.1666% for each month of credited Service after fifteen (15) years up to a maximum total percentage of thirty-five percent (35%).

     "Determination Date" shall mean the date of Termination or the date the Participant is no longer a full-time employee (scheduled to work a forty (40) hour work week).

     IN WITNESS WHEREOF, Mattel, Inc. has caused this Amendment No.1 to the Mattel,Inc. Amended and Restated Supplemental Executive Retirement Plan to be executed, effective as set forth above.


                                         MATTEL, INC.


                                         By: /s/ Alan Kaye
                                            __________________________________
                                            Name: Alan Kaye
                                            Title: Senior Vice President Human
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